UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2012 (March 16, 2012)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on February 15, 2012 Kellogg entered into (i) a definitive transaction agreement to acquire the Pringles® business from The Procter & Gamble Company (the “Acquisition”) and (ii) a commitment letter for a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $1,000,000,000 to be available to fund, in part, the Acquisition and pay related fees and expenses (the “Commitment Letter”).

On March 16, 2012 (the “Effective Date”), Kellogg entered into an unsecured 364-Day Term Loan Agreement dated as of March 16, 2012 (the “New Credit Agreement”) with 9 lenders (the “Lenders”), Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents. The New Credit Agreement is the definitive documentation implementing the transactions contemplated by the Commitment Letter.

Borrowings by Kellogg under the New Credit Agreement will bear interest at a fluctuating rate per annum equal to, at Kellogg’s option, the base rate or the reserve adjusted LIBO rate, in each case, plus an applicable margin calculated as described in the New Credit Agreement. The base rate is equal to the greatest of (i) the rate determined from time to time by the Administrative Agent as its prime rate in effect at its principle office in New York City, (ii) the federal funds effective rate plus 0.50% and (iii) the one-month reserve adjusted LIBO rate plus 1.00%. The reserve adjusted LIBO rate equals, if available, the rate per annum determined by the Administrative Agent by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars (as reflected on the applicable Reuters screen) for a period equal to the applicable interest period. Kellogg will also pay to the Lenders under the New Credit Agreement certain customary fees, including duration fees and commitment fees as described in the New Credit Agreement.

From and after the date on which Kellogg completes the Acquisition, the New Credit Agreement will allow Kellogg to borrow up to $1,000,000,000 to fund, in part, the Acquisition and to pay related fees and expenses. The availability of the loans under the New Credit Agreement is subject to the satisfaction of certain conditions as provided in the New Credit Agreement. The loans under the New Credit Agreement will mature and be payable in full on the date that is 364 days after the date on which such loans are made (and if such date is not a business day, then the immediately preceding business day).

The New Credit Agreement contains representations and warranties, affirmative, negative and financial covenants and events of default that are customary for financings of this type and substantially based upon the corresponding provisions of Kellogg’s existing credit agreement, dated as of March 4, 2011 and amended on January 6, 2012 (the “Existing Credit Agreement”), with such changes as are required to reflect the Acquisition; provided, that the “No Material Adverse Change” representation (as set forth in Section 3.06 of the New Credit Agreement) shall be made only on the Effective Date. If an event of default occurs, then, to the extent permitted under the New Credit Agreement, the Administrative Agent may (i) not earlier than the date on which the Acquisition is or is to be consummated, terminate the commitments under the New Credit Agreement and (ii) accelerate any outstanding loans under the New Credit Agreement.

Many of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Kellogg and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The description of the New Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	364-Day Bridge Term Loan Agreement, dated as of March 16, 2012, with 9 lenders, Barclays Bank PLC., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents.

FORWARD-LOOKING STATEMENTS DISCLOSURE

This document contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the acquisition of the Pringles® business, the company’s strategy, and the company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can” or words or phrases of similar meaning. The company’s actual results or activities may differ materially from these predictions. The company’s future results could also be affected by a variety of factors, including the ability to complete the acquisition of the Pringles® business, impact of competitive conditions; the effectiveness of pricing, advertising and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items. Forward-looking statements speak only as of the date they were made, and the company undertakes no obligation to publicly update them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2012

KELLOGG COMPANY

By:	/s/ Ronald L. Dissinger
Name: Ronald L. Dissinger
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	364-Day Bridge Term Loan Agreement, dated as of March 16, 2012, with 9 lenders, Barclays Bank PLC., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents.